Exhibit 99.1

                VaxGen's Phase III Trial in Thailand Clears Final

                             Scheduled Safety Review

BRISBANE, Calif., Oct. 21 -- The independent board that oversees VaxGen, Inc.'s clinical trials completed the final safety and conduct review of the company's Phase III trial in Thailand and once again concluded that the study was being conducted appropriately and that VaxGen's AIDS vaccine candidate appears safe, VaxGen, Inc. (Nasdaq: VXGN) announced today.

VaxGen is conducting two Phase III trials, one in Thailand and another in North America and Europe. The oversight board, or Data and Safety Monitoring Board
(DSMB), completed its final safety review of the trial in North America and Europe in April 2002 and therefore focused solely on the trial in Thailand in its most recent evaluation.

In its seventh review of the Thai trial, the DSMB found that VaxGen's AIDS vaccine candidate, AIDSVAX B/E, continues to exhibit a very good safety profile. More than 32,000 injections of AIDSVAX have been administered since it entered human clinical trials. VaxGen is testing AIDSVAX B/B in North American and Europe.

Retention of volunteers in the Thai study remained above expectations. On an annualized basis, 96.7% of the volunteers in the trial continued to participate as of September 15, 2002.

The DSMB also conducted an interim analysis of efficacy using data from the trial in Thailand and recommended that the study continue to its planned conclusion in the second half of 2003. The DSMB would have recommended concluding the trial prematurely if the vaccine had proven effective ahead of schedule. The DSMB, which is composed of prominent scientists, researchers, clinicians, AIDS specialists, vaccinologists, biostatisticians and an ethicist, disclosed no information regarding vaccine efficacy.

VaxGen expects to announce primary efficacy results from the trial in North America and Europe in the first quarter of 2003 and similar results from the study in Thailand in the second half of 2003.

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About VaxGen

VaxGen is focused on the commercial development of biologic products for the prevention and treatment of human infectious diseases and is currently developing vaccines against HIV/AIDS and anthrax. VaxGen is the only company with HIV/AIDS vaccine candidates in Phase III clinical trials. The two trials, involving nearly 8,000 volunteers in the United States, Canada, the Netherlands, Puerto Rico and Thailand, are designed to determine if VaxGen's AIDSVAX investigational vaccines can prevent humans from becoming infected with HIV, the virus that causes AIDS. VaxGen is also developing an anthrax vaccine for the U.S. National Institutes of Health.

Additionally, VaxGen is the largest shareholder of Celltrion, Inc., a joint venture created to provide manufacturing services, principally for products produced in mammalian cell culture, including AIDSVAX. VaxGen is located in Brisbane, Calif. For more information, please visit the company's web site at: www.vaxgen.com. AIDSVAX(R) is a registered trademark of VaxGen.

Note: This press release contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include without limitation statements regarding the progress, costs, timing and results of the anthrax contract with NIH; our and our subcontractors' ability to develop a new anthrax vaccine in accordance with government specifications, or at all; our ability to secure a government contract to manufacture and supply an anthrax vaccine, if development of such a vaccine were successful; the progress, costs and results of our Phase III clinical trials; domestic and foreign regulatory approvals of AIDSVAX; the ability to manufacture and supply AIDSVAX or any other vaccine or product; our ability to commercialize AIDSVAX or any other vaccine or product; our ability to manage our foreign manufacturing joint venture; the timing, and announcement of results, of either of our Phase III clinical trials, including the timing and announcement of results from any interim analyses; our beliefs regarding the future success of AIDSVAX and other products currently under development or proposed to be developed; and the ability of our Celltrion joint venture to raise necessary funding for execution of its business plan. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Reference should be made to VaxGen's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2002, under the heading "Risk Factors" and to VaxGen's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 1, 2002, under the heading "Business" for a more detailed description of such factors. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of anticipated events.